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                                                                   EXHIBIT 10.11

                   BURLINGTON NORTHERN SANTA FE CORPORATION
                            COMPENSATION COMMITTEE

                               January 14, 1998

AMENDMENT TO BURLINGTON NORTHERN SANTA FE BONUS STOCK PROGRAM

     WHEREAS, the Compensation Committee wishes to encourage the identity of shareholder interests with employee interests through stock ownership under the Burlington Northern Santa Fe Incentive Bonus Stock Program ("Program") Exchange Procedures;

     WHEREAS, it is deemed appropriate to amend the Program from time to time;

     RESOLVED, that effective immediately and in respect to outstanding awards, paragraph 10 of the Burlington Northern Santa Fe Incentive Bonus Stock Program Exchange Procedures be deleted and the following paragraph inserted in its stead:

          In the event that a participant with an Exchange Grant is involuntarily terminated by the Company other than for Cause, the Committee agrees to permit a participant to elect to receive (i) a proration of the outstanding award as set forth in the Plan or (ii) to surrender the Exchange Grant in exchange for the amount of the cash award previously foregone and the award of Restricted Stock will terminate as if never granted. In the event of retirement as defined in the Burlington Northern Santa Fe Retirement Plan, the Committee agrees to permit a participant to receive a proration of the outstanding award as set forth in Plan. Notwithstanding the foregoing, the Committee reserves the right to withdraw its consent to permit participants who terminate due to retirement from electing the benefits of this subparagraph.

     FURTHER RESOLVED, that each of the Secretary and other officers of the Company are authorized and empowered by and on behalf and in the name of the Company to do and perform, or cause to be done and performed, all such acts, deeds and things and to make, execute, and deliver, or cause to be made, executed, and delivered, all such agreements, undertakings, documents, instruments, or certificates, as each such officer may deem necessary or appropriate to effectuate or carry out fully the purpose and intent of the foregoing resolutions.


Fort Worth, Texas
January 14, 1998